                                    Exhibit 5

Stepp Law Group

September 9, 2002

     To: Omega Med Corporation

     Attn: The Board of Directors

     Re: Registration Statement on Form SB-2

Gentlemen:

We have acted as counsel to Omega Med Corporation, a Delaware corporation (the
"Company"), and in such capacity, we have examined the form of Registration
Statement on Form SB-2 ("Registration Statement") to be filed with the
Securities and Exchange Commission ("Commission") by the Company in connection with the registration pursuant to the Securities Act of 1933, as amended
("Act"), of 1,200,000 shares of common stock offered by the Company (the
"Shares"). In rendering the following opinion, we have assumed (i) the genuineness of all signatures; (ii) the authenticity, accuracy and completeness of the documents submitted to us as originals; and (iii) conformity with the original documents of all documents submitted to us as copies.

It is our opinion that, when issued in the manner specified in the Registration
Statement, the Shares will be duly authorized, validly issued and non-assessable. We express no opinion as to compliance with the securities laws or other laws in any foreign jurisdiction in which the Shares may be offered and sold and the effect, if any, which non-compliance with such laws might have on validity of issuance of the Shares. Nothing in this opinion shall be deemed to relate to or constitute an opinion concerning any matters not specifically set forth above.

We consent to the use of this opinion as an exhibit to the Registration
Statement. In giving this consent, we do hereby admit that we are in the category of persons whose consent is required pursuant to Section 7 of the Act or the rules and regulations of the Commission pursuant thereto.

We hereby consent to the inclusion of this opinion as an exhibit to the
Registration Statement on Form SB-2 filed by the Company and the reference to our firm contained therein under "Legal Matters."

The Company is hereby advised, urged and encouraged to retain securities counsel in each jurisdiction outside the United States in which the Shares may be offered and sold regarding compliance with the securities laws of such jurisdiction.

This opinion is as of the date of this letter.

Sincerely,

STEPP LAW GROUP

/s/ Thomas E. Stepp, Jr.

By: Thomas E. Stepp, Jr.